Exhibit 99.1

Pineapple Energy Reports Fourth Quarter and Full Year 2023 Financial Results

March 28, 2024, at 4:00 p.m. EST

Fourth Quarter 2023:

●	Revenue up 13% from Q4 2022

●	Gross profit up 10% from Q4 2022

●	Operating Expenses down 8% from Q4 2022

●	Operating Loss decreased 34% from Q4 2022

●	Net Loss from continuing operations decreased 91% from Q4 2022

●	Pro forma adjusted EBITDA up 222% from Q4 2022

●	Positive cash flow from operations in Q4 2023 of $157,937

MINNETONKA, MN, March 28, 2024 /Globe Newswire/ -- Pineapple Energy Inc. (NASDAQ: PEGY), a leading provider of sustainable solar energy and back-up power to households and small businesses, today announced financial results for the fourth-quarter and full year ended December 31, 2023.

Pineapple CEO Kyle Udseth commented, “Pineapple Energy, and our two core operating businesses Hawaii Energy Connection and SUNation, were able to power through the adversity impacting the residential solar industry and deliver a strong Q4 to cap off a very strong 2023. Stubbornly high interest rates, uncertainty over state-level policy and incentives, and general consumer malaise around long-term big-ticket items certainly presented challenges. But despite the headwinds, our solar professionals delivered solid results and continued to power the energy transition by helping individual homeowners take control of their electricity production, storage, and consumption. We came in just shy of our revenue guidance range, generating $79.6 million, and more importantly were able to deliver positive adjusted EBITDA over the full year. In 2024, we anticipate interest rates to start to fall, hardware costs to continue to decrease, and utilities to continue their streak of double-digit annual price increases, which will support the value proposition for rooftop solar – ideally paired with a battery. Not only is this expected to continue to drive demand in the markets we already operate in, but the economics and ROI of going solar should improve in more states as well, paving the way for future acquisitions and organic expansion. Until rates start coming down, demand is likely to remain muted, but we are optimistic that the back half of 2024 will shape up to be a period of accelerating growth. We believe our strategy remains sound and will continue to bear out in 2024.

Pineapple CFO Eric Ingvaldson commented, “We are proud of the results our employees delivered in 2023. Achieving $1.2 million in positive pro forma adjusted EBITDA for the full year shows that we were able to successfully control costs and gain operating leverage. Our number one focus will continue to be generating positive EBITDA and cash flow from operations. We continue to pursue various funding sources to provide working capital for the business and make sure adequate resources are available to meet our obligations in 2024.”

Fourth Quarter Business Highlights

●	Pro forma operating metrics

○	Residential kW installed down 17% (Q4 2023 vs Q4 2022)

○	Residential kW sold up 2% (Q4 2023 vs Q4 2022)

○	Residential battery attachment rate up to 38% in Q4 2023, from 28% in Q4 2022

○	Backlog declined to $36M as of December 31, 2023, down from $39M as of October 31, 2023

Full Year Business Highlights

●	Pro forma operating metrics

○	Residential kW installed up 8% (2023 vs 2022)

○	Residential kW sold down 1% (2023 vs 2022)

○	Residential battery attachment rate up 3% to 40% in 2023, from 37% 2022

Fourth Quarter and Full Year 2023 GAAP Results from Continuing Operations1

	4th Quarter 2023	4th Quarter 2022	2023	2022
Revenue	$19,442,296	$17,183,616	$79,632,709	$27,522,099
Gross Profit	$5,520,482	$5,005,131	$27,696,190	$7,377,445
Operating Expense	$7,858,152	$8,550,236	$35,163,055	$17,826,124
Operating Loss	($2,337,670)	($3,545,116)	($7,466,865)	($10,448,679)
Other Income	$780,884	$3,017,849	$646,149	$7,182,860
Net Loss [2]	($1,677,358)	($17,403,394)	($6,939,892)	($20,141,948)
Cash, restricted cash & investments[3]	$5,396,343	$7,923,244	$5,396,343	$7,923,244
Diluted Loss per Share	($0.16)	($2.58)	($0.69)	($2.99)

1 Includes continuing operations and excludes discontinued operations.

2 Includes $16,863,892 of deemed dividends attributable to shareholders in the fourth quarter and full year 2022.

3 Includes restricted cash and liquid investments of $1,821,060 as of December 31, 2023, and $5,735,704 as of December 31, 2022, earmarked for payment of contingent value rights.

Total revenue was $19.4 million in the fourth quarter of 2023, up $2.3 million, or 13%, from the fourth quarter of 2022. Total revenue was $79.6 million for the full year of 2023 up, $52.1 million or 189% from the full year of 2022. The increase in revenue in both periods was due primarily to the SUNation acquisition in Q4 of 2022.

Total gross profit was $5.5 million in the fourth quarter of 2023, an increase of $0.5 million, or 10%, from the fourth quarter of 2022. Total gross profit was $27.7 million for the full year of 2023, up $20.3 million, or 275% from the full year of 2022. Gross profit in both periods increased due to increased revenue and an improved gross profit margin. The gross profit margin improvements were due to the SUNation acquisition and an improvement in equipment costs and financing fees.

Total operating expenses were $7.9 million in the fourth quarter of 2023, a decrease of $0.7 million, or 8%, from the fourth quarter of 2022. The decrease in operating expenses was primarily a result of the SUNation acquisition in Q4 of 2022 and related transaction costs incurred because of the acquisition. Operating expenses in the fourth quarter of 2023 included $1.1 million of amortization and depreciation expense, $246,131 of stock-based compensation and a $190,000 unfavorable fair value remeasurement of earnout consideration.

Total operating expenses were $35.2 million for the full year of 2023, up $17.3 million, or 97% from the full year of 2022. The increase in operating expenses was primarily due to increased costs associated with the SUNation business acquired in Q4 of 2022. Operating expenses in 2023 included $5.1 million of amortization and depreciation expense, $1.2 million of stock-based compensation and a $1.35 million unfavorable fair value remeasurement of earnout consideration.

Other income was $780,884 in the fourth quarter of 2023, a decrease of $2.2 million, from the fourth quarter of 2022. Other income decreased primarily due to a $1.8 million decrease in favorable fair value remeasurement of contingent value rights and an increase in interest expense because of debt financing closed in the second quarter of 2023. Other income was $646,149 for the full year of 2023, a decrease of $6.5 million, from the full year of 2022. Other income decreased due to a $4.68 million favorable fair value remeasurement of earnout consideration that occurred in 2022 and a decrease in the gain on sale of assets in 2023 vs 2022.

Net loss from continuing operations was $1.7 million, or ($0.16) per diluted share in the fourth quarter of 2023. This was an improvement from the net loss from continuing operations (after taking into effect $16.9 million in deemed dividends) in the fourth quarter of 2022 of $17.4 million, or ($2.58) per diluted share. Net loss from continuing operations was $6.9 million or ($0.69) per diluted share, for the full year of 2023. This was an improvement from a net loss from continuing operations attributable to common shareholders (after taking into effect $16.9 million in deemed dividends) of $20.1 million or ($2.99) per diluted share for the full year of 2022.

As of December 31, 2023, cash, cash equivalents, and restricted cash were $5.4 million. Of that amount, $1.8 million was held as restricted cash and investments that can only be used for the legacy CSI business and will be distributed to holders of CVRs (Contingent Value Rights).

Fourth Quarter and Full Year 2023 Pro Forma Comparisons

To facilitate analysis of the Company’s operating business, below is an unaudited pro forma presentation of results as if the Company had completed the SUNation merger, the CSI merger, and the HEC/E-Gear asset acquisition as of January 1, 2022:

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Revenue	$19,442,296	$23,537,582	$79,632,709	73,990,209
Gross Profit	5,520,482	7,710,730	27,696,190	23,788,906
Net (Loss) Income	(1,677,358)	1,005,577	(6,937,872)	(357,441)

Adjusted EBITDA*	207,947	(170,536)	1,236,048 286,555	(3,311,746)

* Adjusted EBITDA is a non-GAAP financial measure. See “Pro Forma Results and Non-GAAP Financial Measures” and the reconciliations in this release for further information.

Fourth quarter pro forma revenue declined 17% compared to the prior year due to a decrease in residential kW installed of 17% and a 6% decrease in commercial revenue, partially offset by a 6% increase in service and other revenue. Full year pro forma revenue increased 8% compared to the prior year due to an 8% increase in residential kW installed a 4% increase in commercial revenue and a 15% increase in service and other revenue.

Fourth quarter pro forma gross profit decreased 28% from the prior year due to a decrease in revenue, change in revenue mix and an increase in indirect costs. Full year pro forma gross profit increased 16% from the prior year due to an increase in revenue and margin improvement on reduced equipment costs and financing fees.

Fourth quarter pro forma net loss increased by $2.7 million from the prior year due to the decrease in gross profit and the $1.8 million decrease in favorable fair value remeasurement of contingent value rights. Full year pro forma net loss increased $6.6 million from the prior year due to a $4.7 million decrease in gain on fair value remeasurement of the merger earnout consideration in 2022, a $1.9 million decrease in an employee retention credit recognized by SUNation in the third quarter of 2022, and a $1.7 million increase in interest expense, partially offset by an overall improvement in gross profit on increased revenues.

Fourth quarter pro forma adjusted EBITDA increased 222%, or $378,483, driven by increased operating leverage by controlling costs at SUNation, HEC (Hawaii Energy Connection) and Corporate. Full year pro forma adjusted EBITDA increased 135%, or $4.7 million, from the prior year.

The unaudited pro forma financial information above is not necessarily indicative of consolidated results of operations of the combined business had the acquisition occurred at the beginning of the respective period, nor is it necessarily indicative of future results of operations of the combined company. The above unaudited pro forma results are not adjusted for the level of corporate overhead costs needed to support the go-forward strategy and instead include a higher cost structure based on operating legacy businesses and the structure in place while carrying out plans to complete the CSI merger transaction. The unaudited pro forma financial information above includes adjustments to amortization expense for intangible assets totaling $0 and $167,708 and excludes transaction costs totaling $0 and $1,003,946 for the three months ended December 31, 2023, and 2022, respectively. The unaudited pro forma financial information above includes adjustments to amortization expense for intangible assets totaling $0 and $1,706,086 and excludes transaction costs totaling $2,020 and $4,208,063 for the twelve months ended December 31, 2023, and 2022, respectively.

Status of Contingent Value Rights

The CVR (Contingent Value Rights) liability as of December 31, 2023, was estimated at $1.7 million and represents the estimated fair value as of that date of the legacy CSI assets to be distributed to CVR holders.

About Pineapple Energy

Pineapple is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear, Sungevity, and Horizon Solar Power) provide homeowners and small businesses with an end-to-end product offering spanning solar, battery storage, and grid services.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial performance, future growth or growth opportunities, future opportunities, future cost reductions, future flexibility to pursue acquisitions, future cash flows and future earnings. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties, including those set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts:
Pineapple Energy Kyle Udseth Chief Executive Officer +1 (952) 996-1674 Kyle.Udseth@pineappleenergy.com Eric Ingvaldson Chief Financial Officer +1 (952) 996-1674 Eric.Ingvaldson@pineappleenergy.com

PINEAPPLE ENERGY INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31	December 31
	2023	2022
CURRENT ASSETS:
Cash and cash equivalents	$3,575,283	$2,187,540
Restricted cash and cash equivalents	1,821,060	3,068,938
Investments	—	2,666,766
Trade accounts receivable, less allowance for
credit losses of $94,085 and $108,636, respectively	5,010,818	5,564,532
Inventories, net	3,578,668	6,054,493
Employee retention credit	—	1,584,541
Related party receivables	46,448	116,710
Prepaid expenses	1,313,082	2,152,058
Costs and estimated earnings in excess of billings	57,241	777,485
Other current assets	376,048	634,362
Current assets held for sale	—	1,154,099
TOTAL CURRENT ASSETS	15,778,648	25,961,524

PROPERTY, PLANT AND EQUIPMENT, net	1,511,878	1,190,932
OTHER ASSETS:
Goodwill	20,545,850	20,545,850
Right of use assets	4,516,102	4,166,838
Intangible assets, net	15,808,333	20,546,810
Other assets	12,000	12,000
Noncurrent assets held for sale	—	2,271,533
TOTAL OTHER ASSETS	40,882,285	47,543,031
TOTAL ASSETS	$58,172,811	$74,695,487
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,677,261	$7,594,181
Accrued compensation and benefits	1,360,148	859,774
Operating lease liabilities	394,042	220,763
Accrued warranty	268,004	276,791
Other current liabilities	867,727	961,986
Related party payables	—	2,181,761
Income taxes payable	5,373	1,650
Refundable customer deposits	2,112,363	4,285,129
Billings in excess of costs and estimated earnings	440,089	2,705,409
Contingent value rights	1,691,072	—
Earnout consideration	2,500,000	—
Current portion of loans payable	1,654,881	346,290
Current portion of loans payable - related party	3,402,522	5,339,265
Current liabilities held for sale	—	1,161,159
TOTAL CURRENT LIABILITIES	22,373,482	25,934,158
LONG TERM LIABILITIES:
Loans payable and related interest	8,030,562	3,138,194
Loans payable and related interest - related party	2,097,194	4,635,914
Deferred income taxes	41,579	—
Operating lease liabilities	4,193,205	3,961,340
Earnout consideration	1,000,000	2,150,000
Contingent value rights	—	7,402,714
Long term liabilities held for sale	—	250,875
TOTAL LONG-TERM LIABILITIES	15,362,540	21,539,037
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Convertible preferred stock, par value $1.00 per share; 3,000,000 shares authorized; 28,000 shares issued and outstanding	28,000	28,000
Common stock, par value $0.05 per share; 112,500,000 and 75,000,000 shares authorized, respectively;
10,246,605 and 9,915,586 shares issued and outstanding, respectively	512,330	495,779
Additional paid-in capital	46,977,870	45,798,069
Accumulated deficit	(27,081,411)	(19,089,134)
Accumulated other comprehensive loss	—	(10,422)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	20,436,789	27,222,292
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,172,811	$74,695,487

PINEAPPLE ENERGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31
	2023	2022

Sales	$79,632,709	$27,522,099
Cost of sales	51,936,519	20,144,654
Gross profit	27,696,190	7,377,445
Operating expenses:
Selling, general and administrative expenses	29,072,558	12,211,135
Amortization expense	4,738,477	3,133,460
Transaction costs	2,020	2,231,529
Fair value remeasurement of SUNation earnout consideration	1,350,000	—
Impairment loss	—	250,000
Total operating expenses	35,163,055	17,826,124
Operating loss from continuing operations	(7,466,865)	(10,448,679)
Other income (expenses):
Investment and other income	191,584	119,634
Gain on sale of assets	437,116	1,229,883
Fair value remeasurement of earnout consideration	—	4,684,000
Fair value remeasurement of contingent value rights	2,674,966	2,125,949
Interest and other expense	(2,657,517)	(976,606)
Other income, net	646,149	7,182,860
Operating loss from continuing operations before income taxes	(6,820,716)	(3,265,819)
Income tax expense	119,176	12,237
Net loss from continuing operations	(6,939,892)	(3,278,056)
Net loss from discontinued operations, net of tax	(1,192,275)	(7,074,184)
Net loss	(8,132,167)	(10,352,240)
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on available-for-sale securities	10,422	(10,422)
Total other comprehensive income (loss)	10,422	(10,422)
Comprehensive loss	$(8,121,745)	$(10,362,662)

Less: Deemed dividend on extinguishment of Convertible Preferred Stock	—	(13,239,892)
Less: Deemed dividend on modification of PIPE Warrants	—	(3,624,000)
Net loss attributable to common shareholders	$(8,132,167)	$(27,216,132)

Basic net loss per share:
Continuing operations	$(0.69)	$(2.99)
Discontinued operations	(0.12)	(1.05)
	$(0.81)	$(4.04)
Diluted net loss per share:
Continuing operations	$(0.69)	$(2.99)
Discontinued operations	(0.12)	(1.05)
	$(0.81)	$(4.04)

Weighted Average Basic Shares Outstanding	10,035,970	6,741,446
Weighted Average Dilutive Shares Outstanding	10,035,970	6,741,446

Pro Forma Results and Non-GAAP Financial Measures

This press release includes unaudited pro forma information, which represents the results of operations as if the Company had completed the CSI merger, the HEC and E-Gear asset acquisitions and the SUNation acquisition as of January 1, 2022. The unaudited pro forma financial information presented in this press release is not necessarily indicative of consolidated results of operations of the combined business had the acquisitions occurred at the beginning of the respective period, nor is it necessarily indicative of future results of operations of the combined company.

For the three months ended December 31, 2023, and 2022, the unaudited pro forma financial information includes adjustments to amortization expense for intangible assets totaling $0 and $167,708, respectively, and excludes transaction costs totaling $0 and $1,003,946, respectively. For the years ended December 31, 2023, and 2022, the unaudited pro forma financial information includes adjustments to amortization expense for intangible assets totaling $0 and $1,706,086, respectively, and excludes transaction costs totaling $2,020 and $4,208,063, respectively.

This press release also includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S., (United States) generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure provided in this release, and is net loss, on a pro forma basis calculated in accordance with GAAP, adjusted for pro forma interest, income taxes, depreciation, amortization, stock compensation, gain on sale of assets, and non-cash fair value remeasurement adjustments as detailed in the reconciliations presented below in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors, and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these measures do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Reconciliation of Non-GAAP to GAAP Financial Information

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA:

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Pro Forma Net Loss	$(1,677,358)	$1,005,577	$(6,937,872)	$(357,441)
Interest expense	789,940	353,961	2,657,517	1,065,945
Interest income	(21,619)	(6,459)	(139,560)	(23,188)
Income taxes	120,572	(5,182)	119,176	204,453
Depreciation	95,099	70,421	397,943	317,300
Amortization	1,038,382	1,216,698	4,738,477	4,866,793
Impairment loss	-	250,000	-	250,000
Stock compensation	246,131	285,707	1,212,956	309,205
Gain on sale of assets	-	(750)	(437,116)	(1,229,883)
FV remeasurement of contingent value rights	(1,522,693)	(3,340,509)	(2,674,966)	(2,125,949)
FV remeasurement of earnout consideration	190,000	-	1,350,000	(4,684,000)
Legacy CSI receivables write off	949,493	-	949,493	-
Employee retention credit	-	-	-	(1,904,981)
Pro Forma Adjusted EBITDA	$207,947	$(170,536)	$1,236,048	$(3,311,746)